As filed with the Securities and Exchange Commission on March 21, 2006
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)
23-1274455

(I.R.S. Employer Identification No.)
7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501

(Address of Principal Executive Offices)          (Zip Code)
Air Products and Chemicals, Inc. Long-Term Incentive Plan

(Full Title of the Plan)
W. Douglas Brown, Vice President, General Counsel and Secretary
Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501

(Name and Address of Agent for Service)
610-481-4911

(Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

Titles of securities		Proposed maximum	Proposed maximum
to be registered	Amount to be registered	offering price per share	aggregate offering price	Amount of registration fee
Common Stock, par value $1	448,050	$64.44	$ 28,872,342.00	$ 3,089.34(1)
Options Granted, 10/01/05	1,856,100	$55.33	$102,698,013.00	$ 10,988.69(2)
Options Granted, 01/17/06	3,000	$59.24	$ 177,720.00	$ 19.02(2)
	2,307,150			$ 14,097.05

(1)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 14 March 2006 (i.e., $64.44 per share.

(2)	The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-23: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-24: POWER OF ATTORNEY

Air Products and Chemicals, Inc. (the “Company”), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan (the “Plan”). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-103809 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement No. 333-103809 are incorporated herein by reference. The Company’s report on Form 10-K for the year ended 30 September 2005 and the Form 10-Q for the period ended 31 December 2005 are also incorporated herein by reference.
EXHIBITS
4.1.	By-Laws of the Company. (Filed as Exhibit 3.1 to the Company’s Form 8-K Report dated 18 September 1997.)

4.2.	Restated Certificate of Incorporation of the Company. (Filed as Exhibit 3.2 to the Company’s Form 10-K Report for the fiscal year ended 30 September 1987.)

4.3.	Amendment to the Restated Certificate of Incorporation of the Company dated 25 January 1996. (Filed as Exhibit 3.3 to the Company’s Form 10-K Report for the fiscal year ended 30 September 1996.)

4.4.	Rights Agreement, dated as of 19 March 1998, between the Company and First Chicago Trust Company of New York. (Filed as Exhibit 1 to the Company’s Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)

23.	Consent of Independent Registered Public Accounting Firm

24.	Power of Attorney.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 21st day of March 2006.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

By:	/s/ W. Douglas Brown

W. Douglas Brown*
Vice President, General Counsel
and Secretary

*	W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Jones III John P. Jones III	Director, Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	21 March 2006

/s/ Paul E. Huck Paul E. Huck	Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	21 March 2006

* Mario L. Baeza	Director	21 March 2006

* William L. Davis, III	Director	21 March 2006

* Michael J. Donahue	Director	21 March 2006

* Ursula O. Fairbairn	Director	21 March 2006

* W. Douglas Ford	Director	21 March 2006

* Edward E. Hagenlocker	Director	21 March 2006

* Margaret G. McGlynn	Director	21 March 2006

Signature	Title	Date

* Terrence Murray	Director	21 March 2006

* Charles H. Noski	Director	21 March 2006

* Lawrence S. Smith	Director	21 March 2006

EXHIBIT INDEX

Exhibit		Page

4.1.	By-Laws of the Company. (Filed as Exhibit 3.1 to the Company’s Form 8-K Report dated 18 September 1997.)	N/A

4.2.	Restated Certificate of Incorporation of the Company. (Filed as Exhibit 3.2 to the Company’s Form 10-K Report for the fiscal year ended 30 September 1987.)	N/A

4.3.	Amendment to the Restated Certificate of Incorporation of the Company dated 25 January 1996. (Filed as Exhibit 3.3 to the Company’s Form 10-K Report for the fiscal year ended 30 September 1996.)	N/A

4.4.
Rights Agreement, dated as of 19 March 1998, between the Company and First Chicago Trust Company of New York. (Filed as Exhibit 1 to the Company’s Form 8-A Registration Statement dated 19 March 1998, as amended by Form 8-A/A dated 16 July 1998.)
		N/A

23.	Consent of Independent Registered Public Accounting Firm	6

24.	Power of Attorney	7
No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan covered by the registration statement is not subject to the requirements of ERISA.